SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)

of the

SECURITIES EXCHANGE ACT OF 1934 Date of Report (Date of Earliest Event Reported) June 7, 2000

ELECTRO-KINETIC SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania

(State or other jurisdiction of incorporation or organization)
                                2-85175W                                   22-1954716
                        (Commission File Number)              (IRS Employer Identification Number)

525 Washington Blvd., 36th Floor

Jersey City, New Jersey 07310

(Address of principal executive offices)

201-216-0100

(Registrant's telephone number, including area code)

ITEM 5. OTHER EVENTS

.........Proposed Acquisition and Change of Control. On June 7, 2000 Electro-Kinetic Systems, Inc. ------------------------------------------------ ("Electro-Kinetic") entered into a Letter Agreement with Sterling Media Fund Managers, L.L.C. dba Sterling Media Capital Group ("Sterling"), providing for a two-step acquisition of Sterling by Electro-Kinetic. Upon completion of both steps of the acquisition the current members of Sterling will own approximately 91.5% of the equity and voting rights of Electro-Kinetic, which will change its name to Sterling Media Capital Group, Inc. and Electro-Kinetic will own 100% of the equity in Sterling. The Letter Agreement states that the estimated net worth of Sterling is in excess of $2,000,000.

.........Under the Letter Agreement, following the first step of the acquisition, Dwight L. Pierce, President and Chief Executive Officer of Sterling will be appointed President, CEO and a director of Electro-Kinetic. Raymond L. Burke will resign from these positions with the parent company upon Mr. Pierce's appointment. Mr. Pierce intends to appoint Gilbert F. Amelio as Chairman of the Board and Director, Paul Nussbaum as Vice Chairman of the Board of Directors, David Annin as Vice President, Secretary, Treasurer and Director and Bob L. McGiboney as Executive Vice President and Director.

.........Because of the change in ownership and the composition of the board upon completion of the first step of the acquisition, there will be a change in control of Electro-Kinetic.

.........The Acquisition. The acquisition is expected to be completed in two steps. The first step on or about ---------------- July 3, 2000 by the issuance of 46,000,000 (a majority) of the common stock to the shareholders of Sterling in exchange for approximately 15% of the equity interests of Sterling. The parent company will then change its name to Sterling Media Capital Group, Inc. The second step will be completed thereafter by acquisition of the remaining 85% of Sterling. After completion of the second step of the acquisition process, Sterling will be a wholly-owned subsidiary of Electro-Kinetics and the present stockholders of Sterling will own approximately 91.5% of the outstanding equity interest and voting rights of the parent company. The first step of the acquisition will not require approval of stockholders of Electro-Kinetics. The Letter Agreement states that the estimates net worth of Sterling will be in excess of $2,000,000.

        It is expected that following completion of the acquisition, the stockholders of Electro-Kinetics will be presented a proposal to “reverse-split” the outstanding shares of common stock and amend the Articles of Incorporation to increase the number of shares of common stock Electro-Kinetics is authorized to issue. If the “reverse-split” is approved and the amendment to the Articles is authorized, upon completion of the acquisition, there will be approximately 17,000,000 outstanding common shares. Approximately 15,555,000 common shares (91.5%) will be held by the present Sterling stockholders and approximately 1,445,000 common shares (8.5%) will be held by the present Electro-Kinetic stockholders.

        About Sterling. Sterling currently manages a pool of non-cash assets with a total net value, based on third party appraisals, of approximately $500,000,000. This asset pool is expected to double over the next twelve months by the addition of two new asset based investment programs coming under the management of Sterling. Sterling uses the assets under its management to raise investment capital, which it, in turn, invests in emerging growth companies as venture capital. The assets managed now and presumably in the future by Sterling provide a “profits interest” to Sterling in concert with other third parties.

        Sterling’s executive office is in Tulsa, Oklahoma with its administrative offices in Dallas, Texas. Sterling presently has 10 employees, most of whom are shareholders.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

   Financial Statements

None

   Exhibits

Exhibit A - Letter Agreement among Electro-Kinetic Systems, Inc., Sterling Media Fund Managers, L.L.C. --------- and the shareholders of Sterling Media Fund Managers, L.L.C. dated June 7, 2000.

        Exhibit B – Press Release dated June 9, 2000 of Electro-Kinetic Systems, Inc.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRO-KINETIC SYSTEMS, INC.

By:/s/Raymond L. Burke ------------------------------------------------ Raymond L. Burke, President Date: June 14, 2000

EXHIBIT A

ELECTRO-KINETIC SYSTEMS, INC.

525 Washington Blvd., Ste. 3600, Jersey City, New Jersey 07310

Telephone (201) 216-0100 - Facsimile (201) 216-1105

June 6, 2000

Mr. Dwight L. Pierce, President/CEO Mr. David Annin, Vice President Sterling Media Fund Managers, L.L.C. General Partner Sterling Media Capital Fund, L.P. and Sterling Media Investment Group, L.P. Via Facsimile No. (972) 248-4815 -------------------------------- 7136 S. Yale Avenue, Suite 300 Tulsa, Oklahoma 74136 Re:......Acquisition of Sterling Media Fund Managers, L.L.C. by Electro-Kinetic Systems, Inc. ------------------------------------------------------------------------------------ Gentlemen: .........The Board of Directors of Electro-Kinetic Systems, Inc. ("EKS"), a Pennsylvania corporation, has authorized the undersigned to execute this Letter Agreement whereby EKS shall acquire Sterling Media Fund Managers, L.L.C. ("Managers"), an Oklahoma limited liability company, from its shareholders of membership interest (the "Managers Shareholders") in an exchange (the "Exchange Transaction") for Forty Six Million of EKS Class A common stock (the "Acquisition EKS Shares"). After the Exchange Transaction, Managers will be fifteen percent (15%) owned by EKS, and the Acquisition EKS Shares would be owned collectively by the Managers Shareholders (and individually by each of the Managers Shareholders in their appropriate pro-rata amounts). This letter (the "Letter Agreement") will set forth the terms and conditions upon which the Exchange Transaction shall be consummated. 1........Legal Effect. ------------

        This Letter Agreement is intended to be, and does constitute, a legally binding contract between the parties for the transactions contemplated herein.

2. Exchange Transaction. --------------------
A. The closing of the Exchange Transaction contemplated herein is contingent upon the approval by 100% of the Managers Shareholders and the holders of all of the “Convertible Promissory Note(s)” now issued by Managers, such approvals to be evidenced by written consent to be duly requested and received on or before 5:00 P.M. on June 16, 2000.

B. Immediately after receipt of notice by Managers of the approvals required in paragraph 2.A. above, the Board of Directors of EKS will adopt, by unanimous consent as provided in Section 1727 of the Pennsylvania Business Corporation Law of 1988, resolutions authorizing: (i) the change of name by EKS to Sterling Media Fund Managers, Inc. or other name selected by the holders of the newly issued Acquisition EKS Shares;
(ii) execution of this Letter Agreement and issuance of the 46,000,000 common shares of EKS upon the terms and subject to the conditions contained herein;

(iii) cancellation of all outstanding warrants, options or obligations to issue any securities of EKS over and above a total of 44,000,000 common shares issued or to be issued. However, while included in the 44,000,000 share total, the two outstanding options for 3,500,000 shares may be exercised up to 30 days after closing otherwise they will expire; and

(iv) appointment of Atlas Stock Transfer Corporation, Salt Lake City, Utah, as transfer agent for all of the shares of capital stock of EKS;

C. The closing (the “Closing”) shall take place upon such date (the “Closing Date”) as the parties hereto may mutually agree upon, but shall be no later than June 27, 2000. The Closing shall take place at the offices of Ballon, Stoll, Bader & Nadler, P.C., 1450 Broadway, New York, New York 10018-2268, or at such place in New York, New York as may be mutually agreed upon by the parties. At the Closing, the following will occur:

(i) EKS will deliver to Managers Shareholders certificates representing 46,000,000 authorized and previously unissued shares of common stock of EKS. The certificates shall contain the customary restrictive legend and be issued in names of registered owners and in such denominations requested by Managers Shareholders. The Acquisition EKS Shares shall represent a majority of the total issued and outstanding equity interest of EKS as of the date of Closing;

(ii) Managers Shareholders will deliver to EKS the certificates representing fifteen percent (15%) of the outstanding equity interest of Managers, duly endorsed (or with duly executed stock powers) so as to make EKS the sole owner thereof free and clear of all claims and encumbrances except as specifically assumed by EKS. Simultaneously, on the Closing date, EKS will deliver the certificates representing the Acquisition EKS Shares to Managers Shareholders;

(iii) EKS will deliver to Managers a certificate from the Department of State of the Commonwealth of Pennsylvania dated not more than fifteen (15) days prior to the date of Closing to the effect that EKS is in good standing under the laws of the said Commonwealth;

(iv) EKS will deliver to Managers all corporate records of EKS, including without limitation corporate minute books (which shall contain copies of the Articles of Incorporation and By-Laws, as amended to the Closing), stock books, stock transfer books, corporate seals, and such other corporate books and records as may reasonably requested by the Managers Shareholders and their counsel;

(v) Managers will deliver to EKS a Certificate from the Secretary of State of Oklahoma dated at or about the date of Closing that Sterling Media Capital Fund I, L.P. and Sterling Media Investment Group, L.P. are each in good standing under the laws of said state; (vi) Managers is now and, following the Closing, shall be the sole general partner of Sterling Media Capital Fund I, L.P., and Sterling Media Investment Group, L.P., each of which is an Oklahoma limited partnership (a copy of each Limited Partnership Agreement has been delivered to representatives of EKS); and
(vii) The corporate financial records, minute books, and other documents and records of EKS are to be available to Managers at the time of the Closing and turned over to new management in their entirety at Closing. Such records are complete and correct and have been maintained in accordance with good business and accounting practices.

D. Immediately after the closing the existing Board of Directors of EKS will resign and cause the designees of the holders of the newly issued Acquisition EKS Shares to be elected to fill the vacancies created by the resignations of the present EKS directors. The newly elected directors of EKS will take the following corporate action:

(i) cause EKS to: (a) indemnify the former officers and directors against any liability, cost or expense arising out of the Exchange Transaction; and (b) provide piggy-back registration rights to the holders of restricted securities issued upon exercise of conversion rights or options prior to the Closing; (ii) authorize the payment of all reasonable attorneys' fees to Ballon, Stoll, Bader and Nadler, P.C. that remain unpaid after the Closing;
(iii) amend the capitalization of EKS such that after the amendment a total of 17 million common shares are outstanding of which the present holders of 44,000,000 shares of Class A Common Stock own not less than 1,445,000 shares (being 8.5% of the total) of common stock and the holders of the remaining 46,000,000 shares of Class A Common Stock and remaining outstanding equity interest of Managers own 15,555,000 shares of new Common stock and 100% of the equity interest of Managers is owned by EKS;

(iv) procure the prompt preparation and file with the Securities and Exchange Commission appropriate notice describing this transaction on Form 8-K or other applicable form, and otherwise comply with the provisions of the Securities Exchange Act of 1934;

(v) procure the preparation of a disclosure statement containing the necessary information to comply with Rule 15(c)2(11) promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and file such forms with one or more firms who are members of the National Association of Securities Dealers, Inc. (“NASD”) who make a market in the securities of EKS;

(vi) as promptly as possible after the Exchange Transaction, prepare, file with the Securities and Exchange Commission pursuant to the Exchange Act of 1934 and distribute to Shareholders of EKS an information statement pursuant to SEC Rule 14-F, and 10 days thereafter resign as directors of EKS (prior to definitive action being taken regarding an information statement containing the information specified in Schedule 14-C, which Managers agree will be prepared, filed with the Securities and Exchange Commission and distributed to Shareholders of EKS 20 days prior to any shareholder or corporate action taken by EKS to acquire the balance of the shares of ownership interest in Managers);

(vii) prepare and file with the Securities and Exchange Commission a Preliminary and Definitive Schedule 14-C and 14-F as may be required within the time allowed, together with an Information Statement for distribution to the shareholders of EKS describing the amendment to the Articles of Incorporation, the reincorporation as well as any other action to be taken by the shareholders at a special meeting called for that purpose; and

(viii) apply to the Standard & Poor’s editorial board to approve the Company for a full description in Standard & Poor’s Standard Corporation Manual, Standard & Poor’s Daily News Section, coverage of the Company as part of the S&P Market Access Program and coverage on Standard & Poor’s Internet Site, www.advisorinsight.com, as well as S&P Marketscope and the S&P Stock Guide database.

3. Representations and Warranties of the Managers Shareholders -----------------------------------------------------------
A. Subject to the shareholder’s written consent as set forth in Paragraph 2.A. above, the record and beneficial owners of 100% of the shares of ownership interest in Managers shall agree to the terms of this Letter Agreement and authorize the undersigned representatives of Managers Shareholders to execute this Letter Agreement and consummate the Exchange Transaction in accordance with its terms.

B. The Managers Shareholders who will participate (in person or by written proxy) in the Exchange Transaction shall be the record and beneficial owners of 100% of the equity interest of the Managers as of the date of Closing.

C. Managers is the general partner and manager in good standing of Sterling Media Capital Fund I, L.P., an Oklahoma limited partnership and Sterling Media Investment Group, L.P., an Oklahoma limited partnership.
D. At the time of the Closing, except for this Agreement, there will be no outstanding options, contracts, calls, commitments, agreements or demands of any character relating to the equity ownership interest of the Managers.

E. The unaudited financial statements of the Managers as at May 31, 2000 have been delivered to representatives of EKS. The financial statements of Managers as at May 31, 2000 shall be examined by independent auditors and delivered by the Managers Shareholders to EKS prior to the Closing. Based on internal preliminary unaudited financial statements, it is estimated that Managers will have a net worth in excess of $2,000,000.

F. The outstanding shares of ownership interest of Managers are validly issued, fully paid and non-assessable.
G. Upon receipt of a written request to do so, the representatives of the Managers Shareholders executing this Agreement shall cause to be delivered to EKS prior to closing, copies of complete and accurate records of all meetings, filings, and other corporate actions of the shareholders and board of directors of Managers.

H. The execution and delivery of this Letter Agreement does not, and the consummation of the transaction contemplated hereby will not, violate any provision of the certificate/articles of formation or bylaws of Managers, or any provisions thereof, or result in the acceleration of any obligation under, any mortgage lien, lease, agreement, instrument, court order, arbitration award, judgment or decree to which Managers is a party, or by which it is bound, and will not violate any other restriction of any kind or character to which it is subject.

I. To the best of the knowledge of the parties signing on behalf of the Managers Shareholders (which parties constitute the management of Managers), there are no material liabilities of Manager except as represented on the unaudited and audited financial statements described in paragraph E of this Section 3, whether accrued, absolute, contingent or otherwise, which arose or relate to any transaction of Managers, its agents or servants occurring prior to the statement date, which are not disclosed by or reflected in the current reported financial statements. There are no such liabilities of Managers which have arisen or relate to any transaction of Managers, its agents or servants, occurring since the statement date, other than normal liabilities incurred in the normal conduct of the business of Managers, and none of which have a material adverse effect on the business or financial condition of Managers. As of the date hereof, there are no known circumstances, conditions, happenings, events or arrangements, contractual or otherwise, which may hereafter give rise to liabilities, except in the normal course of business of the Managers. The representations made herein shall also be true and correct as of the date of Closing.

J. Managers is duly formed and validly existing and in good standing under the laws of the State of Oklahoma and has all requisite power necessary to do business in any jurisdiction wherein Managers conducts its business.

4. Representations and Warranties of the EKS ------------------------------------------
A. EKS has, and at the Closing will have, authority to issue the Acquisition EKS Shares, representing a majority interest in EKS, which are being transferred hereunder to the Managers Shareholders.

B. EKS shall be the record and beneficial owner of 100% of the ownership interests in the Acquisition EKS Shares prior to Closing.
C. EKS is a Pennsylvania corporation whose shares are, and as of the date of Closing, registered pursuant to Section 12 (G) of the Securities Exchange Act of 1934 and qualified for quotation on the NASD Electronic Bulletin Board operated by the NASD.

D. At the time of the Closing, except for this Agreement, there will be no outstanding options, contracts, calls, commitments, agreements or demands of any character relating to the capital stock of EKS.

E. The financial statements of EKS shall be current and in accordance with the routine reporting status of the NASD Electronic Bulletin Board (current 10-K's, 10-Q's, etc.). F. At the time of Closing, EKS shall be trading on the NASD Electronic Bulletin Board with at least two market makers active and trading in EKS common stock. G. The outstanding shares of EKS are and on the Closing Date will be, legally and validly issued and non-assessable.
H. EKS shall deliver to the Managers Shareholders, at their written request prior to closing, copies of complete and accurate records of all meetings, filings, and other corporate actions of the shareholders and Board of Directors of EKS.

I. The execution and delivery of this Letter Agreement does not, and the consummation of the transaction contemplated hereby will not violate any provision of the certificate/articles of incorporation or bylaws of EKS, or any provisions thereof, or result in the acceleration of any obligation under, any mortgage, lien lease, agreement, instrument, court order, arbitration award, judgment or decree to which EKS is a party, or by which it is bound, and will not violate any other restriction of any kind or character to which it is subject.

J. EKS has the authority to issue one hundred million (100,000,000) shares of capital stock, of which ninety million (90,000,000) are shares of Class A common stock, no par value, and ten million (10,000,000) are shares of preferred stock, no par value. At the date of Closing, including the Acquisition EKS Shares to be issued hereunder, ninety million (90,000,000) shares of Class A common stock and none of the preferred shares will be issued and outstanding.

K. To the best of the knowledge of management of EKS, there are no material liabilities of EKS, whether accrued, absolute, contingent or otherwise, which arose or relate to any transaction of EKS, its agents or servants occurring prior to the date of the financial statements included in EKS’s Form 10-QSB for the quarterly period ended March 31, 2000 filed with the Securities and Exchange Commission (“Statement Date”), which are not disclosed by or reflected in said financial statements, (i) except an accrued tax liability of approximately $5,000 by a former subsidiary, and (ii) except a note payable by EKS in the amount of $25,000 that is deemed uncollectable because of the four year statute of limitations. There are no such liabilities of EKS which have arisen or relate to any transaction of EKS, its agents or servants, occurring since the Statement Date, other than liabilities incurred in the ordinary conduct of the business of EKS consistent with the prior conduct of its business, and none of which have a material adverse effect on the business or financial condition of EKS. As of the date hereof, there are no known circumstances, conditions, happenings, events or arrangements, contractual or otherwise, which may hereafter give rise to liabilities, except in the ordinary course of business of the EKS consistent with the prior conduct of its business.

L. The representations made herein shall also be true and correct as of the date of Closing.
M. EKS is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has all requisite power necessary to do business in any jurisdiction wherein EKS conducts its business.

5. Miscellaneous. --------------
A. The EKS shares will be issued to the Managers Shareholders without registration under the Securities Act of 1933 or the securities laws of any state of the United States. Therefore, the EKS shares will be restricted securities as defined in Rule 144 of the Securities Act of 1933, an appropriate legend will be stamped on each certificate representing such shares and stop orders will be issued to the transfer agent.

B. It is the intention of the parties hereto to cooperate with each other to raise up to $3,000,000 in cash for EKS from the sale of certain debt and/or equity securities of EKS, immediately after the Closing. However, there is no assurance that the parties hereto will be successful is raising these. The cooperative best efforts of the parties hereto to raise such funds shall continue after Closing toward that end, such that as soon as is practicable the total $3,000,000 in cash funds will be raised for the use and benefit of EKS.

C. At any time, and from time to time, after the Closing, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement;

D. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.
E. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first class registered or certified mail, return receipt requested to the following addresses, or such other addresses as are given to other parties in the manner set forth herein.

                  EKS:                  Electro-Kinetic Systems, Inc.
                                        525 Washington Blvd., Suite 3600
                                        Jersey City, New Jersey 07310
                                        Attn:  Raymond L. Burke, President and CEO
                                        Tel:  (201) 216-0100
                                        Fax:  (201) 216-1105

                  With a copy to:       Ballon, Stoll, Bader and Nadler, P.C.
                                        1450 Broadway
                                        New York, New York 10018-2268
                                        Attn:  Robert M. Shepard, Esq.
                                        Tel:  (212) 575-7900
                                        Fax: (212) 764-5060

                  Managers:             Sterling Media Fund Managers, L.L.C.
                                        7136 S. Yale Avenue, Suite 300
                                        Tulsa, Oklahoma 74136
                                        Attn: Dwight L. Pierce, President and CEO
                                        Tel:  (972) 248-1601
                                        Fax:  (972) 248-4815

                  With a copy to:       Robert L. Sonfield, Jr., Esq.
                                        Sonfield and Sonfield
                                        770 South Post Oak Lane, Suite 435
                                        Houston, Texas 77056-1913
                                        Tel:  (713) 877-8333
                                        Fax:  (713 877-1547
F. The section and subsection headings in this Agreement are inserted for convenience and shall not affect in any way the meaning or interpretation of this Agreement.
G. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile signature by any party on a counterpart of this Agreement shall be binding and effective for all purposes. Such party shall, however, subsequently deliver to the other party an original executed copy of this Agreement.

H. The commitment of EKS to consummate the transaction contemplated hereby (the “Sterling Transaction”) is intended to be binding. However, the parties acknowledge that the steps outlined in this letter are based on a very preliminary analysis of the extant facts and applicable legal requirements presented hereby. Accordingly, the parties agree as follows:

(i) in the event that a third party offers to enter into a transaction with EKS (“Alternative Transaction”) which would be significantly more attractive to the EKS shareholders than the Sterling Transaction, which the directors of EKS determine that they have a fiduciary duty to pursue, EKS may terminate this letter. In the event of a termination as the result of such determination, EKS shall be required, at the effective date of the Alternative Transaction, to pay a break-up fee of $350,000 in cash to Sterling as a contribution to its expenses; provided, however, that such break-up fee shall be required to be paid only if this letter is terminated because an Alternative Transaction is presented, a letter of intent regarding the Alternative Transaction is presented, a letter of intent regarding the Alternative Transaction is executed within three months of the date hereof and the Alternative Transaction is consummated within one year thereafter;

(ii) in the event that prior to consummation of an Alternative Transaction, either party (“Injured Party”) becomes aware of the facts not previously known to such party as a result of which the Sterling Transaction becomes significantly less attractive to the Injured Party or its security holders than contemplated hereby, the parties shall negotiate in good faith to adjust the terms of this Agreement to accommodate such new state of facts, but if such adjustment proves not to be feasible, the Injured Party shall have the right to terminate this Agreement without liability of either party to the other; and

(iii) in the event that any requirement of law applicable to the Sterling Transaction is identified which requires action not contemplated by this Agreement, the parties will negotiate in good faith to adjust the terms of this Agreement to accommodate such requirement with a view to either (a) complying with such requirement, or (b) if such compliance is deemed by the parties hereto not to be feasible within the time and expense constraints of the Sterling Transaction, to terminate this Agreement without liability of either party to the other, it being agreed that any action required to be authorized or taken before either (x) control of EKS changes hands, or (y) the present directors of EKS (“Present Directors”) are replaced by new directors in compliance with applicable law, shall be taken by the Present Directors only after they are satisfied in their reasonable discretion that such action meets all requirements of law.

I. This Agreement shall be governed by the laws of New York. J. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.
K. This Agreement is the entire agreement of the parties covering everything agreed upon or understood in the transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

L. Time is of the essence. M. If any part of this Agreement is determined by a court of competent jurisdiction to be unenforceable, the balance of the Agreement shall remain in full force and effect.
N. In the event any party hereto has to resort to legal action to enforce any of the terms hereof, such party shall be entitled to collect attorneys’ fees and other costs from the party in default.

        If the foregoing terms are acceptable, please acknowledge your acceptance by signing below in the space indicated and forwarding an executed copy of this Letter Agreement by facsimile transmission to the undersigned on or before 5:00 P.M. (CDST), June 7, 2000.

Sincerely,

/s/Raymond L. Burke

__________ Raymond L. Burke, President President and CEO Electro-Kinetic Systems, Inc. Fax. No. (201) 216-1105 AGREED and ACCEPTED this 6th day of June, 2000: STERLING MEDIA FUND MANAGERS, L.L.C. and Managers Shareholders

By:    _/s/Dwight L. Pierce_______________      By: _/s/David Annin______________________
       --------------------                         ---------------                      -
         Mr. Dwight L. Pierce                        Mr. David Annin
         President/CEO                               Vice President of Administration
         Sterling Media Fund Managers, L.L.C.        Sterling Media Fund Managers, L.L.C.
         General Partner                             General Partner
         Sterling Media Capital Fund I, L.P.         Sterling Media Capital Fund I, L.P.
         Sterling Media Investment Group, L.P.       Sterling Media Investment Group, L.P.

EXHIBIT B

PRESS RELEASE

ELECTRO-KINETIC SYSTEMS, INC.

525 Washington Blvd., Ste. 3600, Jersey City, New Jersey 07310Telephone
(201) 216-0100 - Facsimile (201) 216-1105

Contact: Raymond L. Burke, President & CEO

ELECTRO-KINETIC SYSTEMS TO ACQUIRE STERLING MEDIA ENTERS GROWING MEDIA/COMMUNICATIONS AND FINANCIAL INDUSTRIES

        JERSEY CITY, New Jersey - June 8, 2000 – Electro-Kinetic Systems, Inc. (OTC BB: EKSIA.OB) (“Electro-Kinetic”) announced today that it has entered into a Letter Agreement with Sterling Media Fund Managers, L.L.C. dba Sterling Media Capital Group (“Sterling”). Sterling is a privately-held asset management group operating in the media/communications and financial services industries. Upon completion of both steps of a two-step acquisition, the stockholders of Sterling will own approximately 91.5% of the equity and voting rights of Electro-Kinetic, which will change its name to Sterling Media Capital Group, Inc.

        Under the Letter Agreement, following the first step of the acquisition, Dwight L. Pierce, President and Chief Executive Officer of Sterling will be appointed President, CEO and a director of Electro-Kinetic. Raymond L. Burke will resign from these positions with the parent company upon Mr. Pierce’s appointment. Mr. Pierce intends to appoint Gilbert F. Amelio as Chairman of the Board and Director, Paul Nussbaum as Vice Chairman of the Board of Directors, David Annin as Vice President, Secretary, Treasurer and Director and Bob L. McGiboney as Executive Vice President and Director.

        “I am excited about the prospects of this new business,” commented Raymond L. Burke, President & CEO of Electro-Kinetics. “Sterling has a vision of creating new financial services for the “new economy”. Sterling also has the distinction of being one of the first financial service entities in the world to convert under utilized media and internet properties into investment capital.”

        The Acquisition. The acquisition is expected to be completed in two steps. The first step on or about July 3, 2000 by the issuance of 46,000,000 (a majority) of the common stock to the shareholders of Sterling in exchange for approximately 15% of the equity interests of Sterling. The parent company will then change its name to Sterling Media Capital Group, Inc. The second step will be completed thereafter by acquisition of the remaining 85% of Sterling. After completion of the second step of the acquisition process, Sterling will be a wholly-owned subsidiary of Electro-Kinetics and the present stockholders of Sterling will own approximately 91.5% of the outstanding equity interest and voting rights of the parent company. The first step of the acquisition will not require approval of stockholders of Electro-Kinetics. The Letter Agreement states that the estimates net worth of Sterling will be in excess of $2,000,000.

        It is expected that following completion of the acquisition, the stockholders of Electro-Kinetics will be presented a proposal to “reverse-split” the outstanding shares of common stock and amend the Articles of Incorporation to increase the number of shares of common stock Electro-Kinetics is authorized to issue. If the “reverse-split” is approved and the amendment to the Articles is authorized, upon completion of the acquisition, there will be approximately 17,000,000 outstanding common shares. Approximately 15,555,000 common shares (91.5%) will be held by the present Sterling stockholders and approximately 1,445,000 common shares (8.5%) will be held by the present Electro-Kinetic stockholders.

        About Sterling. Sterling currently manages a pool of non-cash assets with a total net value, based on third party appraisals, of approximately $500,000,000. This asset pool is expected to double over the next twelve months by the addition of two new asset based investment programs coming under the management of Sterling. Sterling uses the assets under its management to raise investment capital, which it, in turn, invests in emerging growth companies as venture capital. The assets managed now and presumably in the future by Sterling provide a “profits interest” to Sterling in concert with other third parties.

        Sterling’s executive office is in Tulsa, Oklahoma with its administrative offices in Dallas, Texas. Sterling presently has 10 employees, most of whom are shareholders.

        Except for historical information, all of the statements, expectations and assumptions contained in the foregoing are forward-looking statements. The realization of any or all of these expectations is subject to a number of risks and uncertainties and it is possible that the assumptions made by management may not materialize.